
NOONEY REALTY TRUST, INC.

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
DECEMBER 31, 1996
------------------------------------------------------------------------------------------------------------------------------------
         COLUMN A            COLUMN B                  COLUMN C                    COLUMN D                  COLUMN E
-------------------------  ------------ --------------------------------------  -------------  -------------------------------------
                                                                                    COSTS
                                                                                 CAPITALIZED
                                                                                SUBSEQUENT TO          GROSS AMOUNT AT WHICH
                                                INITIAL COST TO TRUST            ACQUISITION         CARRIED AT CLOSE OF PERIOD
                                         -------------------------------------  -------------  -------------------------------------
                                                     BUILDINGS AND                COSTS OF                 BUILDINGS AND
        DESCRIPTION        ENCUMBRANCES     LAND     IMPROVEMENTS     TOTAL     IMPROVEMENTS      LAND     IMPROVEMENTS     TOTAL
-------------------------  ------------  ----------  ------------  -----------  -------------  ----------  ------------  -----------

Atrim at
Alpha Business Center
  Bloomington, Minnesota   $         --  $  822,526  $  7,571,190  $ 8,393,716  $     305,874  $  822,526  $  7,877,064  $ 8,699,590

Applied Communications,
Inc. Office Building
  Omaha, Nebraska                         1,257,655     5,143,353    6,401,008        150,000   1,257,655     5,293,353    6,551,008

Franklin Park
Distribution Center
  Franklin Park, Illinois                   488,774     3,812,720    4,301,494        610,694     488,774     4,423,414    4,912,188

All properties                4,830,236
                           ------------  ----------  ------------  -----------  -------------  ----------  ------------  -----------

          Total            $  4,830,236  $2,568,955  $ 16,527,263  $19,096,218  $   1,066,568  $2,568,955  $ 17,593,831  $20,162,786
                           ============  ==========  ============  ===========  =============  ==========  ============  ===========
                             COLUMN F      COLUMN G         COLUMN H          COLUMN I
                           ------------  ------------  -----------------  ----------------
                                                                           LIFE ON WHICH
                                                                            DEPRECIATION
                                                                          IN LATEST INCOME
                            ACCUMULATED     DATE OF           DATE            STATEMENT
                           DEPRECIATION  CONSTRUCTION       ACQUIRED         IS COMPUTED
                           ------------  ------------  -----------------  ----------------

Atrium at
Alpha Business Center
  Bloomington, Minnesota   $  2,872,651      1981      March 28, 1985         35 years

Applied Communications,
Inc. Office Building
  Omaha, Nebraska             1,706,482      1984      January 22, 1986       35 years

Franklin Park
Distribution Center
  Franklin Park, Illinois     1,369,033      1972      December 16, 1986      35 years
                           ------------

          Total            $  5,948,166
                           ============                                                                                  (Continued)

NOONEY REALTY TRUST, INC.

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
-----------------------------------------------------------------------------------------
                                                           YEAR ENDED DECEMBER 31,
                                                  ---------------------------------------
                                                      1996          1995         1994

(A) Reconciliation of amounts in Column E:

    Balance at beginning of period                $20,156,116   $19,950,156   $19,766,766
    Add - Cost of improvements                         29,569       205,960       205,641
    Less - Cost of disposals                          (22,899)                    (22,251)
                                                  -----------   -----------   -----------

    Balance at end of period                      $20,162,786   $20,156,116   $19,950,156
                                                  ===========   ===========   ===========

(B) Reconciliation of amounts in Column F:

    Balance at beginning of period                $ 5,344,765   $ 4,730,872   $ 4,161,066
    Add - Provision during the period                 626,300       613,893       592,057
    Less - Depreciation on disposals                  (22,899)                    (22,251)
                                                  -----------   -----------   -----------

    Balance at end of period                      $ 5,948,166   $ 5,344,765   $ 4,730,872
                                                  ===========   ===========   ===========

(C) The aggregate cost of real estate owned for
    federal income tax purposes                   $20,162,786   $20,156,116   $19,950,156
                                                  ===========   ===========   ===========

                                                                              (Concluded)

                                      -13-